                              SECURITY EQUITY FUND
                                     CLASS B
                                DISTRIBUTION PLAN

1.     THE PLAN. This Distribution Plan (the "Plan"), provides for the financing by Security  Equity Fund (the "Fund") of activities  which are, or may be deemed to be, primarily  intended to result in the sale of class B shares of the Fund (hereinafter called "distribution-related  activities").  The principal  purpose  of this  Plan is to  enable  the  Fund to  supplement expenditures  by Security  Distributors,  Inc.,  the  Distributor  of its
       shares (the "Distributor") for distribution-related activities. This Plan is intended to comply with the  requirements  of Rule 12b-1 (the  "Rule")
       under the Investment Company Act of 1940 (the "1940 Act").

       The Board of Directors,  in considering whether the Fund should implement the Plan,  has  requested  and evaluated  such  information  as it deemed necessary to make an informed determination as to whether the Plan should be  implemented  and has considered  such pertinent  factors as it deemed necessary  to form the basis for a decision to use assets of the Fund for such purposes.

       In voting to approve the  implementation  of the Plan, the Directors have concluded,  in the exercise of their reasonable  business judgment and in light of their respective  fiduciary  duties,  that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

2.     COVERED EXPENSES.

       (a)    The Fund may make  payments  under  this  Plan,  or any  agreement relating to the  implementation  of this Plan, in connection  with any  activities  or expenses  primarily  intended to result in the sale of class B shares of the Fund, including, but not limited to, the following distribution-related activities:

              (i)   Preparation, printing and distribution of the Prospectus and
                    Statement  of  Additional  Information  and  any  supplement thereto  used in  connection  with the offering of shares to the public;

              (ii)  Printing of additional  copies for use by the Distributor as sales literature,  of reports and other communications which were  prepared  by the Fund  for  distribution  to  existing shareholders;

              (iii) Preparation,  printing and  distribution  of any other sales literature used in connection with the offering of shares to the public;

              (iv)  Expenses  incurred  in  advertising,  promoting  and selling shares of the Fund to the public;

              (v)   Any fees paid by the  Distributor to securities  dealers who have  executed a Dealer's  Distribution  Agreement  with the
                    Distributor for account  maintenance and personal service to shareholders (a "Service Fee");

              (vi)  Commissions  to sales  personnel  for selling  shares of the
                    Fund and interest expenses related thereto; and

              (vii) Expenses  incurred in promoting  sales of shares of the Fund by securities dealers, including the costs of preparation of materials  for  presentations,  travel  expenses,  costs  of entertainment,  and other  expenses  incurred in  connection with promoting sales of Fund shares by dealers.

       (b)    Any payments  for  distribution-related  activities  shall be made pursuant to an agreement.  As required by the Rule, each agreement relating  to the  implementation  of this Plan shall be in writing and subject to approval and termination pursuant to the provisions of Section 7 of this Plan.  However,  this Plan shall not obligate the Fund or any other party to enter into such agreement.

3.     AGREEMENT WITH DISTRIBUTOR.  All payments to the Distributor  pursuant to this Plan shall be subject  to and be made in  compliance  with a written agreement  between the Fund and the  Distributor  containing  a provision that the  Distributor  shall  furnish  the Fund  with  quarterly  written reports  of  the  amounts  expended  and  the  purposes  for  which  such expenditures  were made,  and such  other  information  relating  to such expenditures or to the other  distribution-related  activities undertaken or proposed to be undertaken by the  Distributor  during such fiscal year under its Distribution Agreement with the Fund as the Fund may reasonably request.

4.     DEALER'S DISTRIBUTION AGREEMENT. The Dealer's Distribution Agreement (the
       "Agreement")  contemplated  by Section 2(a)(v) above shall permit payment of  Service  Fees  to  securities  dealers  by the  Distributor  only  in accordance  with the  provisions  of this  paragraph  and shall  have the approval of the majority of the Board of Directors of the Fund, including the  affirmative  vote  of a  majority  of  those  Directors  who are not interested  persons  of the  Fund  and who  have no  direct  or  indirect financial  interest in the operation of the Plan or any agreement related to the Plan  ("Independent  Directors"),  as  required  by the Rule.  The
       Distributor may pay to the other party to any Agreement a Service Fee for distribution and marketing  services  provided by such other party.  Such
       Service Fee shall be payable (a) for the first  year,  initially,  in any amount equal to .25 percent  annually of the aggregate net asset value of the shares purchased by such other party's customers or clients,  and (b)
       for each year  thereafter,  quarterly,  in arrears in an amount  equal to such  percentage (not in excess of .000685 percent per day or .25 percent annually)  of the  aggregate  net asset  value of the shares held by such other  party's  customers or clients at the close of business each day as determined from time to time by the  Distributor.  The  distribution  and marketing services contemplated hereby shall include, but are not limited to,  answering  inquiries  regarding the Fund,  account  designations and addresses,  maintaining the investment of such other party's customers or clients in the Fund and similar  services.  In determining  the extent of such other  party's  assistance  in  maintaining  such  investment by its
       customers  or  clients,   the  Distributor  may  take  into  account  the
       possibility  that the shares  held by such  customer  or client  would be redeemed in the absence of such fee.

5.     LIMITATIONS  ON COVERED  EXPENSES.  The basic  limitation on the expenses incurred  by the Fund  under  Section 2 of this Plan  (including  Service
       Fees) in any fiscal year of the Fund shall be one percent  (1.00%) of the
       Fund's  average daily net assets for such fiscal year. The payments to be paid pursuant to this Plan shall be calculated and accrued daily and paid monthly or at such other  intervals  as the  Directors  shall  determine, subject to any  applicable  restriction  imposed by rules of the National
       Association of Securities Dealers, Inc.

6.     INDEPENDENT  DIRECTORS.  While this Plan is in effect,  the selection and nomination of Independent Directors of the Fund shall be committed to the discretion of the Independent Directors. Nothing herein shall prevent the involvement  of  others in such  selection  and  nomination  if the final decision on any such  selection and  nomination is approved by a majority of the Independent Directors.

7.     EFFECTIVENESS,  CONTINUATION,  TERMINATION  AND AMENDMENT.  This Plan and
       each Agreement  relating to the implementation of this Plan shall go into effect when approved.

       (a)    By vote of the Fund's Directors, including the affirmative vote of a  majority  of the  Independent  Directors,  cast in  person at a meeting  called  for the  purpose  of  voting  on the  Plan or the
              Agreement;

       (b)    By a vote of  holders of at least a  majority  of the  outstanding voting securities of the Fund; and

       (c)    Upon the effectiveness of an amendment to the Fund's  registration statement,  reflecting  this Plan,  filed with the  Securities and
              Exchange Commission under the Securities Act of 1933.

       This Plan and any Agreements  relating to the implementation of this Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by vote of the Fund's Directors, including the affirmative vote of a  majority  of its  Independent  Directors,  cast in person at a meeting called for the purpose of voting on such  continuance.  This Plan and any  Agreements  relating to the  implementation  of this Plan may be terminated,  in the case of the plan,  at any time or, in the case of any agreements  upon not more than  sixty (60)  days'  written  notice to any other party to the  Agreement  by vote of a majority  of the  Independent
       Directors or by the vote of the holders of a majority of the  outstanding
       voting   securities  of  the  Fund.   Any   Agreement   relating  to  the
       implementation of this Plan shall terminate automatically in the event it is assigned.  Any material  amendment to this Plan shall require approval by vote of the Fund's  Directors,  including  the  affirmative  vote of a majority of the Independent Directors, cast in person at a meeting called for the  purpose  of  voting on such  amendment  and,  if such  amendment materially  increases the limitations on expenses payable under the Plan, it  shall  also  require  approval  by a vote of  holders  of at  least a majority of the outstanding  voting securities of the Fund. As applied to the Fund the phrase "majority of the outstanding voting securities" shall have the meaning specified in Section 2(a) of the 1940 Act.

       In the  event  this Plan  should be  terminated  by the  shareholders  or
       Directors of the Fund, the payments paid to the  Distributor  pursuant to the  Plan  up to  the  date  of  termination  shall  be  retained  by the
       Distributor.  Any expenses incurred by the Distributor in excess of those payments will be the sole responsibility of the Distributor.

8.     RECORDS.  The Fund  shall  preserve  copies of this Plan and any  related
       Agreements  and all  reports  made  pursuant  to Section 3 hereof,  for a period  of not less than six (6) years  from the date of this  Plan,  any such  Agreement  or any such  report,  as the case may be,  the first two years in an easily accessible place.

                                         SECURITY EQUITY FUND

Date:  September 24, 1993            By: AMY J. LEE
       ---------------------             -----------------------------

                              AMENDMENT TO CLASS B
                                DISTRIBUTION PLAN
                              SECURITY EQUITY FUND

WHEREAS,  the Security Equity Fund, adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class B shares; and

WHEREAS,  the Class B Distribution  Plan was initially entered into on September
24, 1993; and

WHEREAS, on February 4, 2000, the Board of Directors of the Security Equity Fund
authorized the issuance of two additional  series of Class B common stock of the
Fund, designated as the Large Cap Growth Series and Technology Series; and

WHEREAS,  on February 4, 2000,  the Board of Directors  of Security  Equity Fund
determined that extending the Fund's Class B Distribution  Plan to the Large Cap
Growth Series and Technology  Series was reasonably  likely to benefit each such series and their respective shareholders; and

WHEREAS, the Board determined that it was appropriate and desirable to amend the
Plan by adding an Exhibit A and  attaching it to the Plan,  which Exhibit may be amended from time to time;

NOW  THEREFORE,  BE IT RESOLVED  that the Fund's  Class B  Distribution  Plan is hereby amended effective May 1, 2000 as follows:

   1.  The accompanying  Exhibit A shall specify the Series which are subject to the Class B  Distribution  Plan and such Exhibit is hereby made a part of the Plan for all purposes.

                                                  SECURITY EQUITY FUND

Date:           May 1, 2000                    By:          AMY J. LEE
     --------------------------------             ------------------------------

                                    EXHIBIT A

Series of Security Equity Fund:

     Equity Series
     Global Series
     Total Return Series
     Social Awareness Series
     Mid Cap Value Series
     Small Cap Growth Series
     Enhanced Index Series
     International Series
     Select 25 Series
     Large Cap Growth Series
     Technology Series

Dated:        May 1, 2000
      ----------------------------

                     AMENDMENT TO CLASS B DISTRIBUTION PLAN

WHEREAS,  Security  Equity Fund (the "Fund") has adopted a Class B  Distribution
Plan dated September 24, 1993 (the  "Distribution  Plan"),  under which the Fund
supplements   the   expenditures   of  its   principal   underwriter,   Security
Distributors,  Inc. (the "Distributor") for distribution related activities with respect to Fund shares; and

WHEREAS,  on November  2, 2001 the Board of  Directors  of the Fund  approved an amendment to the Distribution Plan;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund amends its  Distribution  Plan as follows:

1.  Paragraph  2(a)(v)  shall be deleted in its entirety  and replaced  with the following new Paragraph 2(a)(v):

       v) Any  Shareholder  Service Fees paid by the  Distributor  to securities dealers  who  have  executed  a  Dealer's  Distribution  Agreement  with the
    Distributor,  or any  Shareholder  Service  Fees paid to entities  that have
    executed  a  Security   Funds   Shareholder   Service   Agreement  with  the
    Distributor.  Shareholder  Service  Fees  shall  include  fees  for  account maintenance and personal service to shareholders, including, but not limited to,  answering  routine  customer  inquiries  regarding the Fund,  assisting customers in changing dividend options,  account designations and addresses, and in enrolling  into any of several  special  investment  plans offered in connection  with  the  purchase  of  the  Fund's  shares,  assisting  in the establishment  and  maintenance of customer  accounts and records and in the processing of purchase and redemption transactions,  investing dividends and
    capital   gains   distributions    automatically   in   shares,    providing
    sub-administration  and/or  sub-transfer  agency services for the benefit of the Fund and providing  such other  services as the Fund or the customer may reasonably request;

2.  Paragraph 4 shall be deleted in its entirety and replaced with the following new Paragraph 4.

       4. DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution Agreement
    and the Security Funds  Shareholder  Service  Agreement  (collectively,  the
    "Agreement") contemplated by paragraph 2(a)(v) above shall permit payment of
    Shareholder  Service Fees only in  accordance  with the  provisions  of this paragraph  and  shall  have the  approval  of the  majority  of the Board of
    Directors of the Fund, including the affirmative vote of a majority of those
    Directors who are not interested  persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan ("Independent Directors"),  as required by the Rule. The
    Distributor  may pay to the  other  party  to any  Agreement  a  Shareholder
    Service Fee for  services  provided by such other  party.  Such  Shareholder
    Service  Fee shall be  payable  (a) for the first  year,  initially,  in any amount equal to 0.25 percent  annually of the  aggregate  net asset value of the shares purchased by such other party's customers or clients, and (b) for each year  thereafter,  quarterly,  in  arrears  in an amount  equal to such percentage  (not in  excess  of  .000685  percent  per  day or 0.25  percent annually) of the  aggregate net asset value of the shares held by such other party's customers or clients at the close of business each day as determined from time to time by the Distributor.  The shareholder services contemplated hereby shall include,  but are not limited to,  answering  routine  customer inquiries  regarding  the Fund,  assisting  customers  in changing  dividend options,  account  designations and addresses,  and in enrolling into any of several special  investment plans offered in connection with the purchase of the  Fund's  shares,  assisting  in the  establishment  and  maintenance  of customer  accounts  and  records  and  in the  processing  of  purchase  and redemption transactions, investing dividends and capital gains distributions automatically in shares,  providing  sub-administration  and/or sub-transfer agency  services  for the  benefit  of the Fund  and  providing  such  other services as the Fund or the customer may reasonably request.

IN WITNESS  WHEREOF,  the Security Equity Fund has adopted this Amendment to the
Distribution Plan this 2nd day of November, 2001.

                                                  SECURITY EQUITY FUND

                                                  By:    AMY J. LEE
                                                         -----------------------

                                                  Title: Secretary

                        AMENDMENT TO SECURITY EQUITY FUND
                                     CLASS B
                                DISTRIBUTION PLAN

WHEREAS,  the Security Equity Fund adopted a Distribution  Plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class B shares; and

WHEREAS,  the Class B Distribution  Plan was initially entered into on September
24, 1993; and

WHEREAS,  on May 3,  2002  the  Board of  Directors  of the  Fund  approved  the reorganization  and  liquidation  of the  Total  Return  Series  so  that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS, on November 8, 2002, the Board of Directors of the Security Equity Fund
authorized  the Fund to offer a new series of Class B common  stock of the Fund, designated as the Alpha Opportunity Series; and

WHEREAS, on November 8, 2002, the Board of Directors of the Security Equity Fund
determined  that extending the Fund's Class B  Distribution  Plan to the Class B
shares of the Alpha  Opportunity  Series was  reasonably  likely to benefit  the
Series and its shareholders; and

WHEREAS, the Class B Distribution Plan provides that it may be amended from time to time by adding or removing a Series of the Fund by an amended Exhibit A.

NOW, THEREFORE, IT IS HERETO AGREED that the Class B Distribution Plan is hereby amended, effective February 1, 2003, as follows:

   1.  Exhibit A shall be deleted in its  entirety  and the  attached  Exhibit A inserted in lieu thereof.

IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment to Class B
Distribution Plan this 8th day of November, 2002.

                                       SECURITY EQUITY FUND

Date: 11-8-02                          By: JAMES R. SCHMANK
      ----------------------------         -------------------------------------
                                           James R. Schmank, President

                                    EXHIBIT A

Series of Security Equity Fund:

  Equity Series
  Global Series
  Social Awareness Series
  Mid Cap Value Series
  Small Cap Growth Series
  Enhanced Index Series
  International Series
  Select 25 Series
  Large Cap Growth Series
  Technology Series
  Alpha Opportunity Series

Dated:  November 8, 2002